   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2002
                                                    REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                         THE HOUSTON EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                        22-2674487
      (State or other jurisdiction                           (I.R.S. Employer
    of incorporation or organization)                     Identification Number)

    1100 LOUISIANA STREET, SUITE 2000                           77002-5215
             HOUSTON, TEXAS                                     (Zip Code)
(Address of Principal Executive Offices)

                         THE HOUSTON EXPLORATION COMPANY
                          2002 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)
                              JAMES F. WESTMORELAND
                        1100 LOUISIANA STREET, SUITE 2000
                            HOUSTON, TEXAS 77002-5219
                                 (713) 830-6800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES                  AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED                   REGISTERED (2)      PER SHARE (3)         PRICE (3)            FEE
-------------------------------------------   ----------------  -----------------   ------------------   -------------
Common Stock, par value $0.01 per share (1)   1,500,000 shares          (4)                $ (4)          $ 4,214.00

(1) Additional shares of common stock of the registrant issuable pursuant to the 2002 Long Term Incentive Plan.

(2) The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

(4) The aggregate offering price and registration fee are based upon the sum of the products obtained by multiplying (i) 21,000 shares (the number of shares of common stock registered hereby as to which options have been granted but not exercised under the 2002 Long Term Incentive
         Plan) by $29.89 (the weighted average exercise price of such options) and (ii) 1,479,000 shares (the number of shares of common stock registered hereby as to which options may be granted under the 2002 Long Term Incentive Plan) by $30.545 (the average of the high and low prices of the common stock as reported on the New York Stock Exchange on September 16, 2002, which is within 5 days of the filing of this registration statement.)

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Houston Exploration Company (the "Company") incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended:

                  (a) Houston Exploration's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

                  (b) Houston Exploration's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

                  (c) Houston Exploration's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002; and

                  (d) The description of the common stock, par value $0.01 per share, of Houston Exploration contained in Houston Exploration's registration statement on Form 8-A (File No. 001-11899) filed with the Commission on July 5, 1996 and amended on September 19, 1996.

         All documents filed by Houston Exploration pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

         The consolidated financial statements of Houston Exploration and its subsidiaries as of and for the year ended December 31, 2001 incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 5.07 of Houston Exploration's Restated Certificate of Incorporation, as amended, states that:

         "(a) No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transactions from which the director derived an improper personal benefit.

         (b) If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the personal liability of the directors to the Corporation or its stockholders shall be limited or eliminated to the full extent permitted by the DGCL, as so amended from time to time."

         Article VIII of Houston Exploration's Restated Bylaws further provides that Houston Exploration shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law. Pursuant to such provision, Houston Exploration has entered into agreements with various of its officers, directors and employees which provide for indemnification of such persons.

ITEM 8.  EXHIBITS

         Exhibit
         Number            Description
         -------           -----------
         +4.1              Restated Certificate of Incorporation of Houston
                           Exploration, as amended (filed as Exhibit 3.1 to
                           Houston Exploration's Quarterly Report on Form 10-Q
                           for the quarterly period ended June 30, 1997 (File
                           No. 001-11899) and incorporated by reference herein).

         +4.2              Restated Bylaws of Houston Exploration (filed as
                           Exhibit 3.2 to Houston Exploration's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 001-11899) and incorporated by reference herein).

         +4.3              The Houston Exploration Company 2002 Long Term
                           Incentive Plan (filed as Exhibit 1 to Houston
                           Exploration's Definitive Proxy Statement on Schedule
                           14A filed April 5, 2002 (File No. 001-11899) and incorporated by reference herein).

         *5.1 Opinion of Andrews & Kurth L.L.P. with respect to legality of the securities.

         *23.1             Consent of Netherland, Sewell & Associates.

         *23.2             Consent of Miller and Lents.

         *23.3 Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 5.1).

         *24.1 Power of Attorney (set forth on the signature page of this registration statement).

----------

+ Incorporated by reference.

* Filed herewith.

ITEM 9. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of September, 2002.

                                    The Houston Exploration Company
                                    (Registrant)



                                    By: /s/ William G. Hargett
                                       ----------------------------------------
                                        William G. Hargett
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Houston Exploration Company hereby constitutes and appoints William G. Hargett and James F. Westmoreland, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                                          Date
               ---------                                  -----                                          ----
/s/ William G. Hargett                   President, Chief Executive Officer and Director         September 18, 2002
-------------------------------------    (Principal Executive Officer)
William G. Hargett

/s/ James F. Westmoreland                Vice President, Chief Accounting Officer and            September 18, 2002
-------------------------------------    Secretary (Principal Financial Officer and
James F. Westmoreland                    Principal Accounting Officer)

/s/ Robert B. Catell                     Chairman of the Board of Directors                      September 18, 2002
-------------------------------------
Robert B. Catell

/s/ Gordon F. Ahalt                      Director                                                September 18, 2002
-------------------------------------
Gordon F. Ahalt

/s/ David G. Elkins                      Director                                                September 18, 2002
-------------------------------------
David G. Elkins

/s/ Russell D. Gordy                     Director                                                September 18, 2002
-------------------------------------
Russell D. Gordy

/s/ Gerald Luterman                      Director                                                September 18, 2002
-------------------------------------
Gerald Luterman

/s/ Robert J. Fani                       Director                                                September 18, 2002
-------------------------------------
Robert J. Fani

/s/ H. Neil Nichols                      Director                                                September 18, 2002
-------------------------------------
H. Neil Nichols

/s/ James Q. Riordan                     Director                                                September 18, 2002
-------------------------------------
James Q. Riordan

/s/ Donald C. Vaughn                     Director                                                September 18, 2002
-------------------------------------
Donald C. Vaughn

                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           -----------
         +4.1              Restated Certificate of Incorporation of Houston
                           Exploration, as amended (filed as Exhibit 3.1 to
                           Houston Exploration's Quarterly Report on Form 10-Q
                           for the quarterly period ended June 30, 1997 (File
                           No. 001-11899) and incorporated by reference herein).

         +4.2              Restated Bylaws of Houston Exploration (filed as
                           Exhibit 3.2 to Houston Exploration's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 (File No. 001-11899) and incorporated by reference herein).

         +4.3              The Houston Exploration Company 2002 Long Term
                           Incentive Plan (filed as Exhibit 1 to Houston
                           Exploration's Definitive Proxy Statement on Schedule
                           14A filed April 5, 2002 (File No. 001-11899) and incorporated by reference herein).

         *5.1 Opinion of Andrews & Kurth L.L.P. with respect to legality of the securities.

         *23.1             Consent of Netherland, Sewell & Associates.

         *23.2             Consent of Miller and Lents.

         *23.3 Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 5.1).

         *24.1 Power of Attorney (set forth on the signature page of this registration statement).

----------

+ Incorporated by reference.

* Filed herewith.